Exhibit 99.1
NEWS RELEASE

AFC ENTERPRISES, INC. APPOINTS

MARTYN R. REDGRAVE

TO BOARD OF DIRECTORS

ATLANTA—October 9, 2013—AFC Enterprises, Inc. (NASDAQ:AFCE), the franchisor and operator of Popeyes® restaurants, today announced the appointment of Martyn R. Redgrave to its Board of Directors.

Mr. Redgrave is currently Senior Advisor at Limited Brands, Inc., one of the largest specialty retail operators in the world with over $10 billion in sales, $1.6 billion in operating income and 3000 stores. Limited Brands, Inc. employs more than 100,000 associates with such brands as Victoria’s Secret, Bath and Body Works, La Senza, PINK, and Henri Bendel.

As a veteran leader in the restaurant and retail industries, Mr. Redgrave brings deep experience to the AFC Enterprises Board of Directors and his appointment, alongside the recent addition of Joel K. Manby to the Board of Directors, represents the culmination of a strategic, deliberate process to further strengthen the AFC Board of Directors.

“For more than three decades, Martyn has proven to be an effective leader as a C-level executive in the quick service restaurant, hospitality, and retail industries,” said Cheryl Bachelder, AFC Enterprises Chief Executive Officer. “He will bring valuable insight and wisdom to our leadership team as we move Popeyes to the next level. We are excited to have him join our Board.”

While serving as Executive Vice President and Chief Administrative Officer of Limited Brands, Inc. from 2005 to 2012, Mr. Redgrave was responsible for leading the development and implementation of a transformational strategic direction for the company leading to significant growth of its brands. He was also responsible for the enterprise’s governance, financial, and administrative functions, as well as shared services, information technology services, supply chain operations and international store operations. In addition, Mr. Redgrave served as Chief Financial Officer from 2006 to 2007.

Prior to Limited Brands, Inc., Mr. Redgrave served for 11 years as Executive Vice President and Chief Financial Officer for Carlson Companies, which owns such brands as TGI Fridays, Radisson Hotels, and Carlson Wagonlit Travel. He also spent 14 years at PepsiCo, Inc. in a number of management positions, including Senior Vice President, Finance and Chief Financial Officer at its Kentucky Fried Chicken and at Taco Bell brands.

“We are pleased to add Martyn as the newest member of our Board,” said John Cranor, AFC Enterprises Board Chairman. “In each role Martyn has filled throughout his career, he has proven himself as a visionary leader with the expertise and determination to deliver results.”

NEWS RELEASE

Mr. Redgrave holds a Bachelor of Arts degree in Economics from Princeton University and a Master of Business Administration degree from New York University Stern School of Business. He also currently serves as Non-Executive Chairman of the Board of Directors for Deluxe Corporation.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken restaurant concept based on number of units. As of July 14, 2013, Popeyes had 2,153 restaurants operating in the United States, Puerto Rico, Guam, the Cayman Islands and 28 foreign countries. AFC’s primary objective is to deliver industry-competitive growth in sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional support systems and services to its franchise owners. AFC Enterprises can be found at www.afce.com.

Forward Looking Statement

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to the trading plan described above. These forward-looking statements are based upon current plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company. These risks, uncertainties and other factors are described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

AFC Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations

(404) 459-4673 or investor.relations@afce.com

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

212-221-1616 ext. 111 or jennifer_webb@coltrin.com